Exhibit 99.1

   Secured Digital Provides Revenue Forecast for Q2 and Outlook for
                         Second Half of 2007

    NEW YORK--(BUSINESS WIRE)--July 2, 2007--Secured Digital Applications (OTCBB:SDGL), a global provider of outsourced business services and systems integrator for Radio Frequency Identification
(RFID) enabled tracking applications, today said it forecasts revenue of approximately $10.5 million with expected net income in the range of $350,000 to $400,000 for the second quarter of 2007.

    "We started Q1 2007 with a strong operating performance including improved revenues over the same quarter of last year," said Patrick Lim, Chairman and CEO of Secured Digital. "Our second quarter's revenue growth is a testament to the strong portfolio of our products and services (www.eystar.com). We believe that our newly developed subscription-based integrated online financial accounting and RFID tracking business process outsourcing (BPO) service will further enhance our revenues and earnings for the second half of 2007."

    Secured Digital's integrated BPO service will provide customers with a daily pulse on the financial health of their operations. Customers will have the option to subscribe to our financial accounting suite integrated with RFID inventory tracking, document tracking or people tracking BPO service. At the request of our customers, special features can be incorporated into our RFID tracking system to meet their specific requirements. Features that have been incorporated include fully automated generation of shipping and receiving documents, inventory status report and automated ordering of products that are low in inventory.

    The company said that its BPO service is initially targeted at US companies with subsidiaries operating in China, Vietnam, Thailand, Malaysia and Singapore as well as their Asian suppliers and contractors which are required to comply with Sarbanes-Oxley Act, USGAAP and Customs-Trade Partnership Against Terrorism (C-TPAT).

    Patrick Lim further stated, "Secured Digital will replicate its existing business model for the roll out of its integrated BPO service in the United States during 2008. The experience we have gained in Asia will augur well for the company's entry into the US market. We look forward to the remainder of 2007 in which we anticipate continued growth in the Asian market."

    About Secured Digital Applications, Inc.:

    Secured Digital Applications, Inc. is a global provider of outsourced business services in media production, information technology, digital document management and consulting. The Company serves customers in Asia as well as the United States. The Company's media production includes content for television, the Internet and free-standing digital displays, and also designs and installs on-site multi-media presentations. Secured Digital also develops and implements solutions for biometric security systems, business process and RFID enabled applications including, document, people, inventory and asset tracking. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites do not comprise a part of the press release.

    Safe Harbor Statement:

    Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Secured Digital Applications, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

    CONTACT: Newport Capital Consultants
             Stephen Jones, 972-712-1039
             esjones1@aol.com